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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2000 relating to the financial statements of Rosetta Inpharmatics, Inc., and our report dated March 19, 1999 relating to the financial statements of Acacia Biosciences, Inc. which appear in the Company's Registration Statement (No. 333-32780) on Form S-1.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Seattle, Washington
August 2, 2000